SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement	|_| Soliciting Material Under Rule 14a-12
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials

TREDEGAR CORPORATION
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1100 Boulders Parkway
Richmond, Virginia 23225

Annual Meeting of Shareholders

February 26, 2003

To Our Shareholders:

        We invite you to attend the Annual Meeting of Shareholders to be held at the Jepson Alumni Center of the University of Richmond, 49 Crenshaw Way, Richmond, Virginia, on Thursday, April 24, 2003, at 9:30 a.m., Eastern Daylight Time. A formal notice of the meeting, a proxy statement and a proxy form are enclosed. You are being asked to elect directors and to approve the designation of auditors for the coming year.

        Due to limited past participation in the telephone and Internet voting options, as well as the substantial increase in the costs involved to offer these options, Tredegar has decided to discontinue these two voting alternatives. We apologize for any inconvenience.

        Please complete, sign, date and return the enclosed proxy form promptly, regardless of whether you plan to attend the meeting, using the enclosed self-addressed, stamped envelope. You may still vote in person at the meeting, even if you return the proxy.

        We are also pleased to offer you the option to receive future proxy statements and annual reports electronically through the Internet. You can sign up for this service by checking the appropriate box and providing your E-Mail address on your proxy card. Receiving these materials through the Internet is not only convenient, but also an environmentally-conscious, cost-effective alternative to printing and mailing. We hope you will take advantage of this service if you have Internet access.

        On behalf of our Board of Directors, I thank you for your continued interest in and support of Tredegar.

Sincerely yours, John D. Gottwald Chairman of the Board

TREDEGAR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	Thursday, April 24, 2003, at 9:30 a.m.

PLACE:	Jepson Alumni Center University of Richmond 49 Crenshaw Way Richmond, Virginia 23173 (see directions on reverse)

ITEMS OF BUSINESS:	1.	To elect one director to serve until the 2004 Annual Meeting, two directors to serve until the 2005 Annual Meeting, and three directors to serve until the 2006 Annual Meeting and until their successors are elected;

2.	To approve the designation of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2003; and

3.	To conduct any other business properly raised at the annual meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record on February 21, 2003.

DATE OF MAILING:	This notice and the Proxy Statement are first being mailed to shareholders on or before March 1, 2003.

By Order of the Board of Directors W. Hildebrandt Surgner, Jr., Secretary

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS TREDEGAR CORPORATION

To be held April 24, 2003 Approximate date of mailing — February 26, 2003

VOTING INFORMATION

The Board of Directors (the “Board”) of Tredegar Corporation, a Virginia corporation, is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, April 24, 2003. This proxy statement and proxy card contain information about the items you will be voting on at the annual meeting.

Who may vote?

You may vote if you owned shares of Tredegar common stock on February 21, 2003, the date for determining shareholders entitled to vote at the annual meeting. On that date, there were 38,179,275 outstanding shares of Tredegar common stock. Each share of Tredegar common stock is entitled to one vote.

What are the proposals shareholders will be voting on at the annual meeting?

You will be voting on the following:

•	The election of six directors;

•	The approval of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2003; and

•	The conduct of any other business properly raised at the annual meeting.

How do I vote my shares? You may vote your shares as follows:

1.	You may vote in person at the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote your shares by proxy.

2.	You may vote by mail by completing, signing, dating and returning the enclosed proxy in the self-addressed, stamped envelope provided.

Can I change or revoke my vote?

Anyone giving a proxy may revoke it at any time before it is voted. A proxy can be changed or revoked by voting in person at the annual meeting, delivering another later dated proxy, or notifying Tredegar’s Secretary in writing that you want to change or revoke your proxy. Attendance at the annual meeting will not itself revoke a proxy. All signed proxies that have not been revoked will be voted at the annual meeting. If your proxy contains any specific instructions, they will be followed.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, National City Bank. We encourage you to consolidate your accounts in the same name and address whenever possible. Please contact our transfer agent at 1-800-622-6757 for information.

What constitutes a quorum for the annual meeting?

A quorum is a majority of the outstanding shares of Tredegar common stock, present in person or represented by proxy at the annual meeting. A quorum is necessary to conduct business at the annual meeting.

How is a nominee for Director elected?

A nominee is elected to the Board if a plurality of votes cast in the election of directors is cast “for” the nominee. Signing and returning your proxy card will constitute a vote “for” all of the nominees unless your proxy specifies that you are withholding authority to vote for any of the nominees. Any votes withheld and any shares held by brokers or banks in street name for customers who are beneficial owners of those shares that are not voted in the election of directors (“broker non-votes”) will not be counted in determining the number of votes cast. In the event that any nominee for director is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.

May I make a nomination for director?

Tredegar’s By-laws allow any shareholder who is entitled to vote in the election of directors to nominate a director. To do so, the shareholder must give written notice to Tredegar’s Secretary at least ninety days before the annual meeting of shareholders or, when an election is to be held at a special meeting of shareholders, by the close of business on the seventh day following the day that the notice of the special meeting is given to shareholders. The notice must include the following information: (i) the name and address of the shareholder and of each person nominated; (ii) the shareholder’s representation that he or she is a record holder of shares of Tredegar common stock and that he or she is entitled to vote at the meeting and will appear in person or by proxy at the meeting to nominate the individuals named in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination is being made; (iv) the information on each nominee required under the applicable rules of the Securities and Exchange Commission to be included in a proxy statement; and (v) a written consent from each nominee for director stating that the nominee will serve as a director of Tredegar if elected.

Who pays for the solicitation of proxies?

Tredegar will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone. Georgeson Shareholder Communications Inc. (“Georgeson”) has been engaged to solicit proxies from brokers, nominees, fiduciaries and other custodians. Tredegar will pay Georgeson $5,000 for its services and will reimburse Georgeson for its out-of-pocket expenses, including mailing, copying, phone calls, faxes and other matters, and will indemnify Georgeson against any losses arising out of that firm’s proxy soliciting services on behalf of Tredegar.

May shareholders ask questions at the annual meeting?

Yes. At the end of the annual meeting, representatives of Tredegar will answer questions from shareholders.

Is it possible to receive future mailings electronically?

Yes. If you are interested in receiving future shareholder communications electronically rather than receiving paper copies, please check the appropriate box and provide your E-Mail address on your proxy card. When future shareholder communications become available, you will receive an E-Mail letting you know that you may access and download documents from Tredegar’s website.

ELECTION OF DIRECTORS

        The Board is divided into three classes of directors. Each class of directors serves for three years. The term for each class is staggered so that one class is elected at each annual meeting. The Board has acted to increase the number of directors to eleven, effective at the time of the 2003 annual meeting. As a result of the increase in the size of the Board, the terms of the directors elected at the 2003 annual meeting will vary, as described below, in order to balance the director classes.

        The Board has nominated Mr. Donald T. Cowles for election at the 2003 annual meeting. Mr. Cowles has been nominated for the term expiring at the 2004 annual meeting. The terms of five of the present directors, Messrs. Austin Brockenbrough, III, William M. Gottwald, Richard L. Morrill, Norman A. Scher and R. Gregory Williams will expire at the 2003 annual meeting. Messrs. Norman A. Scher and R. Gregory Williams have been nominated by the Board for election at the 2003 annual meeting for the term expiring at the 2005 annual meeting and will belong to the same class of directors as Ms. Phyllis Cothran and Mr. Floyd D. Gottwald, Jr. Messrs. Austin Brockenbrough, III, William M. Gottwald and Richard L. Morrill have been nominated by the Board for election at the 2003 annual meeting for the term expiring at the 2006 annual meeting, and make up that entire class of directors. The class of directors with the term expiring at the 2004 annual meeting will consist of Mr. Donald T. Cowles, provided he is elected by our shareholders at the 2003 annual meeting, and Messrs. John D. Gottwald, Richard W. Goodrum and Thomas G. Slater, Jr.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

TREDEGAR’S BOARD OF DIRECTORS

Austin Brockenbrough, III, 66

[Photograph of Austin Brockenbrough, III]	Managing Director and President of Lowe, Brockenbrough & Company, Inc., a private investment counseling firm, since 1970. Other directorship: Trustee of The Williamsburg Investment Trust. Director since 1993. Term expires 2003.

4

Phyllis Cothran, 56

[Photograph of Phyllis Cothran]	Retired, having served previously as President and Chief Operating Officer of Trigon Blue Cross Blue Shield, a health insurance (and related services) company, from November, 1990 until March 31, 1997. Other directorship: Ethyl Corporation (“Ethyl”), a petroleum additives company. Director since 1993. Term expires 2005.

Donald T. Cowles, 56

[Photograph of Donald T. Cowles]	Consultant, having served previously as Senior Vice President, Construction and Distribution, of Reynolds Metals Company, an integrated producer of primary aluminum and aluminum products, and President, Reynolds Aluminum Supply Company, the metals distribution business of Reynolds Metals Company, from 1997 to 2001. Nominated for the term expiring 2004.

Richard W. Goodrum, 74

[Photograph of Richard W. Goodrum]	Retired, having served previously as Executive Vice President and Chief Operating Officer of Tredegar from July 10, 1989 until March 31, 1996. Director since 1989. Term expires 2004.

Floyd D. Gottwald, Jr., 80

[Photograph of Floyd D. Gottwald, Jr.]	Vice Chairman of the Board of Albemarle Corporation, a chemicals company (“Albemarle”), since October 1, 2002, having served previously as Chief Executive Officer of Albemarle from March 28, 2001 through September 30, 2002, and Chairman of the Board and Chief Executive Officer of Albemarle from March, 1994 through March 27, 2001. Other directorship: Albemarle. Director since 1989. Term expires 2005.

5

John D. Gottwald, 48

[Photograph of John D. Gottwald]	Chairman of the Board of Directors of Tredegar since September 10, 2001, having served previously as President and Chief Executive Officer of Tredegar from July 10, 1989 until September 10, 2001. Other directorship: Albemarle. Director since 1989. Term expires 2004.

William M. Gottwald, 55

[Photograph of William M. Gottwald]	Chairman of the Board of Directors of Albemarle since March 28, 2001, having served previously as Vice President, Corporate Strategy, of Albemarle from August, 1996 through March 27, 2001. Other directorship: Albemarle. Director since 1997. Term expires 2003.

Richard L. Morrill, 63

[Photograph of Richard L. Morrill]	Chancellor and Distinguished University Professor of Ethics and Democratic Values, University of Richmond since July 1, 1998, having served previously as President of the University of Richmond from 1988 through June 30, 1998. Other directorships: Albemarle and Trustee of The Williamsburg Investment Trust. Director since 1997. Term expires 2003.

Norman A. Scher, 65

[Photograph of Norman A. Scher]	President and Chief Executive Officer of Tredegar since September 10, 2001, having served previously as Executive Vice President and Chief Financial Officer of Tredegar from July 10, 1989 until September 10, 2001. Other directorship: DIMON, Incorporated. Director since 1989. Term expires 2003.

6

Thomas G. Slater, Jr., 58

[Photograph of Thomas G. Slater]	Partner of Hunton & Williams, a law firm, since 1976. Director since 1998. Term expires 2004.

R. Gregory Williams, 51

[Photograph of R. Gregory Williams]	President of CCA Financial Services, LLC, a technology leasing company, since 1984. Director since 2002. Term expires 2003.

Messrs. John D. Gottwald and William M. Gottwald are brothers. Both are sons of Mr. Floyd D. Gottwald, Jr. In addition, Mr. Thomas G. Slater, Jr., is married to Mr. John D. Gottwald’s sister-in-law.

COMPENSATION OF DIRECTORS

        Each member of the Board who was not an employee of Tredegar or any of its subsidiaries was paid $1,000 for attendance at each of the Board meetings held in 2002. Each director was paid $1,000 for each Board committee meeting attended during 2002, with the exception of the Investment Policy Committee. Each chairperson of a Board committee received an additional $250 for attendance at each meeting of his or her committee, with the exception of the Investment Policy Committee. Each member of the Investment Policy Committee was paid $500 for each meeting attended during 2002. A director who participated in a Board or committee meeting by telephone was paid $250 for that meeting. In addition, during 2002, each director was paid a quarterly fee consisting of $4,000 and one hundred shares of Tredegar common stock. Employee members of the Board are not paid separately for their service on the Board.

BOARD MEETINGS

        There were six meetings of the Board held in 2002. Each director attended all six Board meetings, other than Messrs. Richard W. Goodrum, Floyd D. Gottwald, Jr., and William M. Gottwald, who each missed one meeting. Each director attended all Board committee meetings (of which the director was a member) held in 2002, except Mr. R. Gregory Williams, who missed one Audit Committee meeting.

BOARD COMMITTEES

Committee and Members	Functions	Number of Meetings

AUDIT: Austin Brockenbrough, III Phyllis Cothran* R. Gregory Williams	Reviews financial reporting, policies, procedures and internal controls Recommends appointment of outside auditors Oversees auditing procedures Receives from and discusses with outside auditors written disclosures as to outside auditors’ independence	3

COMPENSATION: Austin Brockenbrough, III* Phyllis Cothran Richard L. Morrill	Approves the salaries and bonus awards of executive officers Grants awards under Tredegar’s stock incentive plan (other than the Directors’ Stock Plan)	7

EXECUTIVE: Richard W. Goodrum John D. Gottwald* Norman A. Scher	Acts on the Board’s behalf pursuant to Tredegar’s By-laws, except as limited by the Virginia Stock Corporation Act, and except with respect to the compensation of executive officers	8

INVESTMENT POLICY: Austin Brockenbrough, III* Richard L. Morrill R. Gregory Williams	Administers Tredegar’s Investment Conflict of Interest Policy	1

NOMINATING AND GOVERNANCE: Richard L. Morrill* Thomas G. Slater, Jr. R. Gregory Williams	Reviews the composition of the Board to ensure a balance of appropriate skills and characteristics Develops criteria for director searches and recommends nominees for election as directors Makes recommendations regarding term of office, classification and compensation of directors Reviews public policy issues that affect the image of Tredegar Makes recommendations regarding composition of Board committees Recommends actions to increase Board’s effectiveness	4

*Committee Chairperson 8

        Tredegar’s Audit Committee currently consists of Ms. Phyllis Cothran (Chairperson), and Messrs. Austin Brockenbrough, III, and R. Gregory Williams. All three of Tredegar’s current Audit Committee members are independent directors. Prior to August 1, 2002, Tredegar’s Audit Committee consisted of Ms. Phyllis Cothran (Chairperson), and Messrs. Austin Brockenbrough, III, and Richard W. Goodrum. Tredegar’s common stock is listed on the New York Stock Exchange (the “NYSE”) and, as such, Tredegar is governed by the listing standards of the NYSE. Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards require that Tredegar’s Audit Committee be comprised of at least three members, each of whom must be an “independent director.” Because Mr. Goodrum is a consultant of Tredegar as described on page 18 of the proxy statement, in accordance with Section 303(B)(3)(b) of the NYSE listing standards, the Board determined in its business judgment that the relationship between Mr. Goodrum and Tredegar did not interfere with Mr. Goodrum’s exercise of business judgment.

STOCK OWNERSHIP

        Below is information on the beneficial ownership of Tredegar common stock by the directors, nominees and the executive officers named in the Summary Compensation Table as of January 31, 2003. The table also shows the beneficial ownership of all directors and executive officers of Tredegar as a group as of January 31, 2003.

Security Ownership of Management

	Number of Shares with Sole Voting and Investment Power		Number of Shares with Shared Voting and Investment Power	Total Number of Shares		Percent of Class(a)
	Outstanding	Options
Directors, Nominees and Certain Executive Officers(b)
Austin Brockenbrough, III	54,600	900	33,160	88,660	(c)
Thomas G. Cochran	11,544	49,000	—	60,544
Phyllis Cothran	17,700	900	—	18,600
Donald T. Cowles	1,000	—	—	1,000
D. Andrew Edwards	6,274	91,500	—	97,774
Richard W. Goodrum	284,062	158,400	—	442,462		1.15%
Floyd D. Gottwald, Jr	3,191,246	900	259,318	3,451,464	(d)	9.04%
John D. Gottwald	1,965,914	230,250	728,683	2,924,847	(e)	7.61%
William M. Gottwald	106,893	900	579,562	687,355	(f)	1.80%
Douglas R. Monk	43,466	149,094	5,400	197,960	(g)
Richard L. Morrill	4,600	900	—	5,500
Norman A. Scher	221,599	254,250	180	476,029		1.24%
Thomas G. Slater, Jr	2,600	900	3,200	6,700	(h)
Nancy M. Taylor	29,633	129,370	—	159,003
R. Gregory Williams	4,600	—	1,000	5,600	(i)
Management
All directors, nominees and executive officers as a group (19)(j)(k)	5,991,814	1,249,414	1,596,997	8,838,225	(l)	22.42%

        (a)        Unless a specific percentage is noted in this column, each person owns less than 1% of the outstanding shares of Tredegar common stock.

        (b)        Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.

        (c)        Austin Brockenbrough, III, disclaims beneficial ownership of 33,160 shares of Tredegar common stock.

        (d)        Floyd D. Gottwald, Jr., disclaims beneficial ownership of 259,318 shares of Tredegar common stock.

    (e)        John D. Gottwald disclaims beneficial ownership of 183,261 shares of Tredegar common stock.

    (f)        William M. Gottwald disclaims beneficial ownership of 123,318 shares of Tredegar common stock.

    (g)        Douglas R. Monk disclaims beneficial ownership of 5,400 shares of Tredegar common stock.

    (h)        Thomas G. Slater, Jr., disclaims beneficial ownership of 3,200 shares of Tredegar common stock.

    (i)        R. Gregory Williams disclaims beneficial ownership of 1,000 shares of Tredegar common stock.

    (j)        The directors, nominees and executive officers have sole voting and investment power over their shares, except for those listed under the heading “Number of Shares with Shared Voting and Investment Power,”, which are held by or jointly with spouses, by children or in partnerships and trusts. Any shares of Tredegar common stock held under Albemarle’s or Tredegar’s benefit plans for any director, nominee or executive officer are included in the number of shares over which that person has sole voting or investment power. Shares held by the trustees of those plans for other employees are not included. See Note (e) to the table “Security Ownership of Certain Beneficial Owners” that follows.

    (k)        Two directors share voting and investment power for 13,506 shares. This overlap in beneficial ownership has been eliminated in calculating the number of shares and the percentage of class owned by Management.

    (l)        The above table does not include some of the shares owned by the adult children of Floyd D. Gottwald, Jr. Floyd D. Gottwald, Jr., and John D. Gottwald may be considered a “group” under Section 13(d) of the Securities Exchange Act of 1934, and the shares owned or attributed to them and their children are reported in the table “Security Ownership of Certain Beneficial Owners” that follows. If all of those shares were included in the table above, the total number of shares held by Management would be 9,724,946and 24.66% of total shares outstanding.

        Based solely on its review of the copies of the forms prescribed by Section 16(a) of the Securities Exchange Act of 1934, as amended, received by Tredegar, or written representations from certain reporting persons that no Forms 5 were required for those persons, Tredegar believes that all of its Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 2002, other than Messrs. Austin Brockenbrough, III, Richard W. Goodrum and Thomas G. Slater, Jr. Mr. Brockenbrough inadvertently neglected to timely report the disposition of shares of Tredegar common stock from trusts for the benefit of his adult son and his adult daughter. Mr. Brockenbrough has filed a Form 5 that reports these transactions. Mr. Goodrum neglected to timely report gifts of shares of Tredegar common stock to his two adult children. He subsequently reported these gifts on a Form 4. Mr. Slater filed a late Form 4 reporting the acquisition of shares of Tredegar common stock by him and his wife.

        The table below lists any person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known to Tredegar that beneficially owned more than 5% of the shares of Tredegar’s common stock on January 31, 2003.

Security Ownership of Certain Beneficial Owners

Names and Addresses of Beneficial Owners	Number of Shares		Percent Class
Floyd D. Gottwald, Jr., and John D. Gottwald (a) 330 South Fourth Street Richmond, VA 23217	7,936,884	(b)(c)	20.66%
Bruce C. Gottwald 330 South Fourth Street Richmond, VA 23217	2,287,055	(d)	5.99%
Frank Russell Trust Company, as Trustee for the Tredegar Corporation Retirement Savings Plan 909 A Street Tacoma, WA 98402	3,400,343	(e)	8.91%

        (a)        Floyd D. Gottwald, Jr., and John D. Gottwald (the “Gottwalds”), together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.

        (b)        The Gottwalds, individually or together, have sole voting and investment power over all of the shares of Tredegar common stock disclosed except for 2,554,259 shares held by their respective wives and children, and in trusts, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Securities and Exchange Commission, but as to which the Gottwalds disclaim beneficial ownership. Shares owned by the adult children of Floyd D. Gottwald, Jr., are included in the group holdings of the Gottwalds.

        (c)        This amount includes 233,986 shares of Tredegar common stock owned of record by Frank Russell Trust Company, Tacoma, Washington (the “Trustee”), as trustee of the Tredegar Corporation Retirement Savings Plan (the “Tredegar Savings Plan”), for the benefit of John D. Gottwald. This amount does not include shares held by the Trustee of the Tredegar Savings Plan for the benefit of other employees.

        (d)        This amount does not include shares owned by the adult children of Bruce C. Gottwald. If those shares were included, the total number of shares held by Bruce C. Gottwald would be 4,471,838 and 11.71% of total shares outstanding.

        (e)        This amount includes 233,986 shares of Tredegar common stock owned of record by the Trustee of the Tredegar Savings Plan for the benefit of John D. Gottwald. Shares of Tredegar common stock held under the Tredegar Savings Plan are voted by the Trustee according to instructions obtained from employees participating in the plan. If a participating employee does not give the Trustee voting instructions, his or her shares are voted by the Trustee according to the Board’s recommendations to the shareholders (as long as doing so is consistent with the Trustee’s fiduciary duties). Because members of the Gottwald family are directors and the largest shareholders of Tredegar, they may be considered to be “control persons” of Tredegar and to have the ability to control the recommendations of the Board.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

        This table shows information on compensation paid by Tredegar to the Chief Executive Officer and the four other highest paid executive officers for their services to Tredegar for the fiscal years ended December 31, 2002, 2001 and 2000, respectively.

Summary Compensation Table

Name and Principal Position	Annual Compensation			Long-Term Compensation Awards

	Year	Salary ($)	Bonus ($)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)
Norman A. Scher	2002	414,100	-0-	35,000	21,928(1)
President and	2001	360,432	-0-	-0-	19,150(1)
Chief Executive Officer	2000	327,500	-0-	32,000	17,426(1)

Douglas R. Monk	2002	353,500	-0-	26,000	18,114(2)
Executive Vice President	2001	323,792	-0-	-0-	16,558(2)
and Chief Operating Officer	2000	301,083	-0-	32,000	15,362(2)

Thomas G. Cochran	2002	200,000	41,192	20,000	10,016(3)
Vice President and President,	2001	176,667	43,200	-0-	8,846(3)
Tredegar Film Products	2000	145,374	-0-	12,000	7,761(3)

D. Andrew Edwards	2002	220,000	-0-	20,000	11,283(4)
Vice President, Finance	2001	200,000	-0-	-0-	10,102(4)
and Treasurer	2000	170,000	-0-	18,000	8,682(4)

Nancy M. Taylor	2002	220,000	-0-	20,000	11,267(5)
Vice President	2001	200,000	-0-	-0-	10,087(5)
	2000	170,000	-0-	18,000	8,666(5)

        (1)        Matching contributions under the Tredegar Corporation Retirement Savings Plan (the “Savings Plan”) ($10,000 for 2002 and $8,500 for 2000 and 2001) and credit under Savings Plan Benefit Restoration Plan (the “SPBR Plan”) ($11,928 for 2002, $10,650 for 2001 and $8,926 for 2000).

        (2)        Matching contributions under the Savings Plan ($10,000 for 2002 and $8,500 for 2001 and 2000) and credit under the SPBR Plan ($8,114 for 2002, $8,058 for 2001 and $6,862 for 2000).

        (3)        Matching contributions under the Savings Plan ($10,000 for 2002, $8,500 for 2001 and $7,417 for 2000) and credit under the SPBR Plan ($16 for 2002, $346 for 2001 and $343 for 2000).

        (4)        Matching contributions under the Savings Plan ($10,000 for 2002, $8,500 for 2001 and $8,125 for 2000) and credit under the SPBR Plan ($1,283 for 2002, $1,602 for 2001 and $557 for 2000).

        (5)        Matching contributions under the Savings Plan ($10,000 for 2002, $8,500 for 2001 and $8,125 for 2000) and credit under the SPBR Plan ($1,267 for 2002, $1,587 for 2001 and $541 for 2000).

Stock Options and SARs

        This table describes the stock options granted to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2002. There were no SARs granted during 2002.

Option/SAR Grants In Last Fiscal Year

Individual Grants(1)					Grant Date Value(2)
Name	Number of Securities Underlying Option/SARs Granted (#)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value $
Norman A. Scher	35,000	5.60%	$18.90	1/2/2009	330,400
Douglas R. Monk	26,000	4.16%	$18.90	1/2/2009	245,440
Thomas G. Cochran	20,000	3.20%	$18.90	1/2/2009	188,800
D. Andrew Edwards	20,000	3.20%	$18.90	1/2/2009	188,800
Nancy M. Taylor	20,000	3.20%	$18.90	1/2/2009	188,800

        (1)        Each grant vests two years from the date of grant (January 2, 2004).

        (2)        The grant date present value is an estimate based on the Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The assumptions used under that model include a volatility estimate of 45%, a risk-free rate of return of 4.7% based on the 7-year zero coupon U.S. Treasury bond yield at the time of grant, a dividend yield of 0.9% based on the annual dividend rate at the time of grant and an estimated option holding period of 7 years. The estimated grant date present value does not reflect any discount for vesting, forfeiture provisions or prohibitions on transfer.

        The following describes the options exercised by the executive officers named in the Summary Compensation Table during 2002 and the year-end value of all unexercised stock options and SARs held by those executive officers.

Aggregated Option/SAR Exercises
In Last Fiscal Year And FY-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)

Name	Shares Acquired On Exercise (#)	Value Realized ($)(2)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Norman A. Scher	-0-	-0-	254,250/35,000	974,318/0
Douglas R. Monk	33,750	530,128	149,094/26,000	474,589/0
Thomas G. Cochran	6,000	111,439	54,250/20,000	106,508/0
D. Andrew Edwards	19,750	353,585	91,500/20,000	83,566/0
Nancy M. Taylor	12,380	197,295	129,370/20,000	495,463/0

        (1)   Based on $15.00, the closing price of Tredegar common stock on December 31, 2002.

        (2)   “Value Realized” should not be interpreted to mean that the shares acquired upon exercise have been sold.

Retirement Benefits

        All of the executive officers named in the Summary Compensation Table participate in the Tredegar Corporation Retirement Income Plan (the “Pension Plan”). The Pension Plan’s typical retirement benefit equals 1.1% of the participant’s final average earnings up to his or her Social Security covered compensation, multiplied by his years of pension benefit service, plus 1.5% of final-average earnings (as defined in footnote 3 to the table that follows) in excess of covered compensation, multiplied by his or her years of pension benefit service. There is no deduction for Social Security benefits. Estimated annual benefits under the Pension Plan upon retirement at age 65, determined as of December 31, 2002, to persons with specified earnings and years of pension benefit service are set forth in the table that follows.

        The Internal Revenue Code limits (a) the annual retirement benefit that may be paid under the Pension Plan and (b) the earnings that may be used in computing a benefit. The maximum benefit and earnings limitations are adjusted each year to reflect changes in the cost of living. For 2002, the maximum benefit limitation was $155,491 (based on a five-year certain and life annuity payable at age 65) and the earnings limitation was $200,000.

        Messrs. Scher and Monk also participate in the Tredegar Corporation Retirement Benefit Restoration Plan (the “Restoration Plan”). The Restoration Plan restores benefits that cannot be paid under the Pension Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. The benefit payable under the Restoration Plan is calculated by subtracting the amount that would have been payable under the Pension Plan if not for the Internal Revenue Code limitations and the amount actually payable under the Pension Plan.

Pension Plan Table
(Estimated Annual Benefits Payable at Retirement(1)(2))

Remuneration (Final-Average Earnings)(3)	Years of Service(4)
	10	15	20	25	30	35	40
$125,000	17,172	25,758	34,344	42,931	51,517	60,103	68,689
150,000	20,922	31,383	41,844	52,306	62,767	73,228	83,689
175,000	24,672	37,008	49,344	61,681	74,017	86,353	98,689
200,000	28,422	42,633	56,844	71,056	85,267	99,478	113,689
225,000	32,172	48,258	64,344	80,431	96,517	112,603	128,689
250,000	35,922	53,883	71,844	89,806	107,767	125,728	143,689
300,000	43,422	65,133	86,844	108,556	130,267	151,978	173,689
350,000	50,922	76,383	101,844	127,306	152,767	178,228	203,689
400,000	58,422	87,633	116,844	146,056	175,267	204,478	233,689
450,000	65,922	98,883	131,844	164,806	197,767	230,728	263,689
500,000	73,422	110,133	146,844	183,556	220,267	256,978	293,689

        (1)        The estimated benefits assume retirement at age 65 and payment for the lifetime of the participant, with five years of payments guaranteed (the normal form of payment under the Pension Plan and the Restoration Plan). The table assumes reaching age 65 in 2002 and covered compensation of $39,444.

        (2)        The estimated benefit set forth in the table was determined using the Internal Revenue Code limitation on earnings that may be used in computing a benefit. The earnings limitation is subject to a transition rule that preserves benefits accrued as of December 31, 1993 based on higher compensation levels. Mr. Scher has an annual accrued benefit of $13,571 under that transition rule.

        (3)        Final-average earnings is the average of the highest three consecutive calendar years’ earnings (base earnings plus 50% of bonuses) during the ten consecutive years immediately preceding the date of determination. As of December 31, 2002, the final average earnings under the Pension Plan for each of the executive officers named in the Summary Compensation Table is as follows: Norman A. Scher, $200,000; Douglas R. Monk, $200,000; Thomas G. Cochran, $177,227; D. Andrew Edwards, $197,500; and Nancy M. Taylor, $197,500. As of December 31, 2002, the final average earnings considered under the Restoration Plan for Messrs. Scher and Monk was $381,597 and $340,292, respectively.

        (4)        The years of pension benefit service for each of the executive officers named in the Summary Compensation Table are: Norman A. Scher, 13; Douglas R. Monk, 27; Thomas G. Cochran, 7; D. Andrew Edwards, 10; and Nancy M. Taylor, 11.

Consulting Agreement with Richard W. Goodrum

        Tredegar has a consulting agreement with Richard W. Goodrum, who retired as Executive Vice President and Chief Operating Officer of Tredegar on March 31, 1996. Under the terms of that agreement, Mr. Goodrum continues to serve on Tredegar’s Executive Committee and provides other services to Tredegar. As compensation, Tredegar pays Mr. Goodrum $20,000 annually. The agreement automatically renews for one-year periods on March 31st of each year, unless Mr. Goodrum or Tredegar terminates the agreement at least 30 days before the expiration of the then current term of the agreement.

Compensation Committee Report on Executive Compensation

        Tredegar’s Executive Compensation Committee (the “Committee”) is comprised of three independent directors, as defined by the current NYSE rules. No Committee member is a current or former employee of Tredegar or any of its subsidiaries. The Committee’s role is to review and approve practices and policies related to compensation primarily for executive officers, including those officers listed in this proxy statement.

Compensation Philosophy

        The Committee’s philosophy is that executive compensation plans should be designed and administered to motivate and retain highly qualified executives. Any incentives are linked closely to financial performance and enhanced shareholder value. Tredegar maintains a strong pay-for-performance culture, where a significant portion of executive compensation is linked to performance. This emphasis on at-risk compensation supports Tredegar’s goal to control fixed cost, which is critical to the Company’s continued success. However, Tredegar should remain competitive with salaries.

Base Salaries

        In determining base salaries, Tredegar identifies a reasonable range around the median for comparable executive positions in a comparison group of companies. Officer salaries are generally set within this range based on individual performance and experience. Annual salary increases are determined based on a variety of factors including average increases in comparison companies, individual performance, the competitiveness of the officer’s salary, Tredegar’s financial condition, and other variable components of compensation.

        The comparison group for compensation is not the same as the published industry index that appears in the performance graph of this proxy statement, because index companies are not necessarily direct competitors for executive talent. Comparison companies are chosen, and information on pay evaluated, with the assistance of independent consultants.

Annual Incentives

        Although incentive awards for corporate executives are discretionary, the incentive portion of compensation is tied to the overall financial performance and financial condition of the organization. Division executives’ incentives are determined by actual performance versus pre-established division-specific goals. Economic profit added is the threshold measure for any incentive payment to the divisions.

        In 2002, corporate executive officers did not receive an annual incentive payment. The President of the Film Products division and the President of the Aluminum Extrusions division, each of whom is also a Vice President of Tredegar, received an award based on the financial performance of his respective division.

Stock Options

        Stock options are considered an important part of compensation at Tredegar. Through options, employee and shareholder interests are more closely tied. Over time, the stock price reflects management’s performance. As of January 31, 2003, 1,383 employees held stock options.

        Tredegar has one stock incentive plan (the “SIP”) available for awards to executive officers and other employees and individuals providing valuable services to Tredegar or its subsidiaries. Consistent with the objective of closely aligning executives’ interests with those of Tredegar shareholders, the SIP enables the Committee to grant stock options and shares of restricted stock. The Committee determines the terms and conditions of any options or restricted stock granted. Each year the Committee considers granting awards under the SIP.

        The CEO was granted an option for 35,000 shares on January 2, 2002, which was granted at fair market value on the grant date ($18.90 per share).

CEO Compensation

        Mr. Scher’s 2002 annual base salary was $426,400. This salary is below the average market pricing for the comparison group. Similar to other corporate officers, Mr. Scher did not receive an annual incentive award for 2002.

Corporate Tax Considerations

        A law, effective in 1994, disallows corporate tax deductions for executive compensation in excess of $1 million for “proxy table” executives. This law, covered in Internal Revenue Code Section 162(m), allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based” rather than discretionary.

        While significant parts of Tredegar’s compensation program are discretionary, the Company is not currently in danger of losing deductions under Code Section 162(m). The Committee will carefully review any compensation plan or action that would result in the disallowance of compensation deductions. The Committee will consider a variety of factors, including the amount of any deductions that may be lost.

Executive Compensation Committee:

Austin Brockenbrough, III, Chairman Phyllis Cothran Richard L. Morrill

February 6, 2003

Audit Committee Report

        The Audit Committee oversees the quality and integrity of Tredegar’s financial reporting processes and its systems of internal accounting controls. Management is responsible for preparing Tredegar’s financial statements and the independent accountants are responsible for performing an independent audit of those financial statements. The Audit Committee operates under a written charter that has been adopted by Tredegar’s Board of Directors.

        The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”), Tredegar’s independent auditors, regarding Tredegar’s audited 2002 consolidated financial statements. Management represented to the Audit Committee that Tredegar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.

        The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee has received the written disclosures and the letter from PwC relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PwC that firm’s independence from Tredegar.

        In reliance upon the Audit Committee’s discussions with management and PwC and the Audit Committee’s review of the representation of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

Audit Committee:

Phyllis Cothran Austin Brockenbrough, III, R. Gregory Williams

February 6, 2003

DESIGNATION OF AUDITORS

        Based on the recommendation of the Audit Committee, the Board has designated PricewaterhouseCoopers LLP (“PwC”), certified public accountants, as Tredegar’s independent auditors for the year 2003, subject to shareholder approval. This firm has audited Tredegar’s financial statements since Tredegar became an independent company. A representative of PwC is expected to be present at the annual meeting. This representative will have an opportunity to make a statement to the shareholders and will be available to answer questions.

        PwC’s main function is to audit the consolidated financial statements of Tredegar and its subsidiaries and, in connection with the audit, to review related filings with the Securities and Exchange Commission and to conduct limited reviews of the unaudited financial statements included in each of Tredegar’s quarterly reports.

Audit Fees

        The aggregate fees billed by PwC for the fiscal year ended December 31, 2002 to audit Tredegar’s annual financial statements and to review its quarterly financial statements were $489,071.

Financial Information Systems Design and Implementation Fees

        PwC did not bill Tredegar for any fees related to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

        The aggregate fees billed by PwC for all non-audit services rendered during the fiscal year ended December 31, 2002 were $223,566.

        The Audit Committee considered whether the provision of non-audit services is compatible with maintaining PwC’s independence.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE DESIGNATION OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS.

COMPARATIVE COMPANY PERFORMANCE

        The following graph compares cumulative total shareholder returns for Tredegar, the Russell 2000 Index and the S&P Small Cap 600® Stock Index, an index comprised of companies with market capitalizations similar to Tredegar’s market capitalization, since December 31, 1997. The comparison assumes $100 was invested on December 31, 1997, with dividends reinvested.

	Fiscal Year Ended December 31
	1997	1998	1999	2000	2001	2002
TREDEGAR	100	103	96	81	89	71
S&P SMALL CAP 600(R)	100	99	111	124	132	113
RUSSELL 2000	100	97	118	115	117	93

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        In previous years, Tredegar used in this graph a nationally recognized industry index known as the “S&P Manufacturing” Stock Index, which has been discontinued by S&P. It also used, as a broad equity market index, the S&P SmallCap 600®. Given the discontinuation of the S&P Manufacturing Stock Index, Tredegar is using for its 2002 performance graph (i) the Russell 2000 Index, which allows a comparison of Tredegar’s total shareholder return to the return of a broad equity market index; and (ii) the S&P SmallCap 600® Stock Index, which allows a comparison of Tredegar to companies with similar market capitalizations. Tredegar chose the S&P SmallCap 600® because it believes that it cannot reasonably identify a peer group of companies that engages in Tredegar’s multiple lines of business and thus could provide a meaningful comparison to Tredegar and also because Tredegar is included within the S&P SmallCap 600® (as well as the Russell 2000). Because the S&P Manufacturing index has been discontinued, it is not possible for Tredegar to provide a comparison of its 2002 total return with that index.

PROPOSALS FOR 2004 ANNUAL MEETING

        The regulations of the Securities and Exchange Commission require any shareholder wishing to make a proposal to be acted upon at the 2004 annual meeting of shareholders to present the proposal to Tredegar at its principal office in Richmond, Virginia, no later than October 27, 2003. Written proposals received by that date will be considered for inclusion in Tredegar’s proxy statement.

        Tredegar’s By-laws also require any shareholder wishing to make a proposal to be acted on at an annual meeting to give written notice to the Secretary of Tredegar no later than ninety days before the meeting. The notice must contain (i) a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting, (ii) the name, record address, and class and number of shares beneficially owned by the shareholder proposing such business, and (iii) any material interest of the shareholder in such business.

ANNUAL REPORT ON FORM 10-K

        Tredegar will provide without charge to each person to whom this proxy statement has been delivered, on the written request of any such person, a copy of Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including the financial statements and financial statement schedules. Requests should be directed to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary. A list of exhibits to the Form 10-K, showing the cost of each, will be delivered with the copy of the Form 10-K. Any of the exhibits will be provided upon payment of the charge noted on the list.

BENEFICIAL OWNERS

        Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the Annual Report on Form 10-K by contacting Tredegar’s Corporate Secretary as described above.

OTHER MATTERS

        The Board is not aware of any matters to be presented for action at the annual meeting of shareholders other than as described in this proxy statement. However, if any other matters are properly raised at the annual meeting or in any adjournment of the annual meeting, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors W. Hildebrandt Surgner, Jr., Secretary

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FOLD AND DETACH HERE

TREDEGAR CORPORATION PLEASE MARK VOTE IN OVALS USING DARK INK ONLY.

1. Election of Directors			2. The proposal to approve PricewaterhouseCoopers LLP as the auditors for Tredegar for 2003.
O FOR Nominees Listed	O WITHHOLD AUTHORITY To Vote for Nominees Listed		O FOR	O AGAINST	O ABSTAIN
Nominees: Austin Brockenbrough, III, Donald T. Cowles, William M. Gottwald, Richard L. Morrill, Norman A. Scher, R. Gregory Williams			In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before the meeting.
INSTRUCTIONS: To withhold authority to vote for any of such nominees write the nominee's name on the line provided below.			This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.
		O	Until contrary notice to the Corporation, I consent to access all future proxy statements and annual reports issued by the Corporation over the Internet
E-Mail Address:

Signature of Shareholder
Dated: , 2003
NOTE: Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.
Please mark, sign, date and return the proxy card promptly using the enclosed envelope.
INSTRUCTIONS: Please date, sign and mail your proxy card in the envelope provided as soon as possible.